CLEVELAND BIOLABS, INC.

Common Stock

UNDERWRITING AGREEMENT

dated July ___, 2006

Sunrise Securities Corp.

Roth Capital Partners, LLC

Underwriting Agreement

July ___, 2006

SUNRISE SECURITIES CORP.
ROTH CAPITAL PARTNERS, LLC
     As Representatives of the several Underwriters
c/o Sunrise Securities Corp.
641 Lexington Avenue
25th Floor
New York, New York 10022

Ladies and Gentlemen:

Introductory. Cleveland BioLabs, Inc., a Delaware corporation (the “Company”) and the selling stockholders named in Schedule B hereto (the “Selling Stockholders”), propose to sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of 2,000,000 shares (the “Firm Shares”) of its Common Stock, par value $0.005 per share (the “Common Stock”), of which 1,700,000 Firm Shares are to be issued and sold by the Company and 300,000 Firm Shares are to be sold by the Selling Stockholders. In addition, the Selling Stockholders have granted to the Underwriters an option to purchase up to an additional 300,000 shares (the “Optional Shares”) of Common Stock, as provided in Section 2. The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Shares.” Sunrise Securities Corp. (“Sunrise”) and Roth Capital Partners, LLC have agreed to act as the representatives of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Shares (the “Offering”).

The Company also proposes, pursuant to Section 2(g) hereof, to issue and sell to the Representative for its own account and the accounts of the Representative’s Designees (as hereinafter defined)) for an aggregate price of One Hundred Dollars ($100.00), warrants (the “Representative’s Warrants”) to purchase up to an aggregate of 170,000 shares of Common Stock (the “Warrant Shares”) at a per share exercise price of $____________, which purchase shall be consummated in accordance with the terms and conditions of the Representative’s Warrant Agreement substantially in the form of Exhibit 4.3 to the Registration Statement (the “Representative’s Warrant Agreement”).

The Company and the Selling Stockholders hereby confirm their engagement of Roth Capital Partners, LLC as, and Roth Capital Partners, LLC hereby confirms its agreement with the Company and the Selling Stockholders to render services as, a “qualified independent underwriter”, within the meaning of Section (b)(15) of Rule 2720 of the NASD, Inc. (the “NASD”) with respect to the offering and sale of the Shares. Roth Capital Partners, LLC, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the “QIU”. The price at which the Shares will be sold to the public shall not be higher than the maximum price recommended by the QIU.

The terms Representative and Underwriters shall mean either the singular or plural as the context requires.

The Company and each of the Selling Stockholders hereby confirm their respective agreements with the Underwriters and the QIU as follows:

SECTION 1.  Representations and Warranties of the Company and the Selling Stockholders.

A. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter as follows:

(a)  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form SB-2 (File No. 333-131918), which contains a form of prospectus to be used in connection with the public offering and sale of the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Securities Act is hereinafter called a “preliminary prospectus.” The term “Prospectus” shall mean the final prospectus relating to the Shares that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”) or, if no filing pursuant to Rule 424(b) under the Securities Act is required, shall mean the form of final prospectus relating to the Shares included in the Registration Statement at the effective date of the Registration Statement. The term “Statutory Prospectus” shall mean any preliminary prospectus, as amended or supplemented, relating to the Shares that is included in the Registration Statement immediately prior to the Initial Sale Time (as defined herein). All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Statutory Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(b)  Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act, or with respect to any Rule 462(b) Registration Statement, will be declared effective upon filing. The Company has complied with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at the date hereof, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date, at the Closing Date (as defined herein) and at any Subsequent Closing Date (as defined herein), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in Section 8 hereof. There is no contract or other document required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which has not been described or filed as required.

(c)  Disclosure Package. The term “Disclosure Package” shall mean (i) the Statutory Prospectus, if any, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule C hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package and (iv) a schedule indicating the number of Shares being sold and the price at which the Shares will be sold to the public. As of ___:00 [a/p]m (Eastern time) on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d)  Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(e)  Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date on which the Company notified or notifies the Representative as described in Section 3A(d), (i) did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and (ii) when taken together with the preliminary prospectus preceding or accompanying such Issuer Free Writing Prospectus (and information omitted in reliance upon Rule 430A of the Securities Act), did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(f)  [intentionally omitted]

(g)  Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the last Subsequent Closing Date and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representative or the Registration Statement.

(h)  The Underwriting Agreement and Representative’s Warrant Agreement. Each of this Agreement and the Representative’s Warrant Agreement has been duly authorized, executed and delivered by the Company, and the Representative’s Warrant Agreement is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms.

(i)  Authorization of the Shares, Representative’s Warrants and Warrant Shares. The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company to the Underwriters pursuant to this Agreement on the Closing Date or any Subsequent Closing Date, will be validly issued, fully paid and nonassessable. The issuance and sale of the Representative’s Warrants has been duly authorized and when issued and delivered in accordance with the terms hereof and the Representative’s Warrant Agreement, including, without limitation, delivery against payment therefor, shall constitute the valid and binding obligations of the Company enforceable in accordance with their terms, except to the extent enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ rights generally and to the extent that the remedy of specific performance and injunction or other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any proceeding therefor may be brought. The issuance and sale of the Warrant Shares has been duly authorized, and, when duly delivered against payment therefor as contemplated by the Representative’s Warrant Agreement, such Warrant Shares will be validly issued, fully paid and non-assessable, and will conform to the description thereof contained in the Registration Statement and Prospectus. Holders of Warrant Shares issuable upon the exercise of the Representative’s Warrants will not be subject to personal liability solely by reason of being such holders. Neither the Representative’s Warrants nor the Warrant Shares issuable upon exercise thereof will be subject to pre-emptive rights of any stockholder of the Company. The Company has reserved a sufficient number of shares of Common Stock from its authorized but unissued Common Stock for issuance upon exercise of the Representative’s Warrants in accordance with the provisions of the Representative’s Warrant Agreement.

(j)  No Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares or the Representative’s Warrants.

(k)  No Applicable Registration or Other Similar Rights. Except as described in the Disclosure Package and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(l)  No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company (any such change is called a “Material Adverse Change”); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or repurchase or redemption by the Company of any class of capital stock.

(m)   Independent Accountants. Meaden & Moore, Ltd., who has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, are independent registered public accountants as required by the Securities Act.

(n)  Preparation of the Financial Statements. The financial statements of the Company filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus present fairly the financial position of the Company as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included the Registration Statement. The financial data set forth in each of the Statutory Prospectus and the Prospectus under the captions “Summary—Summary Financial Data,” “Selected Financial Data” and “Capitalization” fairly present, in all material respects, the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

(o)  Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect, on the condition, financial or otherwise, or on the earnings, business, properties, operations or prospects of the Company (a “Material Adverse Effect”).

(p)  Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in each of the Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described in the Disclosure Package and the Prospectus). The Common Stock (including the Shares) and the Representative’s Warrants conform in all material respects to the descriptions thereof contained in each of the Disclosure Package and the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those accurately described in the Disclosure Package. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in each of the Disclosure Package and the Prospectus accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

(q)  Quotation. The Shares have been approved for quotation on the Nasdaq Capital Market, subject only to official notice of issuance.

(r)  Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company is not (i) in violation or in default (or, with the giving of notice or lapse of time, would be in default) under (“Default”) its charter or by-laws, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (each, an “Existing Instrument”), or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable, except with respect to clauses (ii) and (iii) only, for such Defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement and the Representative’s Warrant Agreement and consummation of the Offering and the transactions contemplated hereby (i) have been duly authorized by all necessary corporate action and will not result in any Default under the charter or by-laws of the Company, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument (except for any Default that would not, individually or in the aggregate, have a Material Adverse Effect), and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement and the Representative’s Warrant Agreement and consummation of the Offering or the transactions contemplated hereby, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD Inc. (the “NASD”).

(s)  No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings (including, without limitation, any actions, suits or proceedings by the Food and Drug Administration (the “FDA”)) pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company, (ii) which has as the subject thereof any officer or director of (in their capacity as such), or property owned or leased by, the Company or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement and the Representative’s Warrant Agreement.

(t)  Labor Matters. No labor problem or dispute with the employees of the Company exists or, to the knowledge of the Company, is threatened or imminent that could have a Material Adverse Effect.

(u)  Intellectual Property Rights. The Company owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as described in each of the Disclosure Package and the Prospectus. Except as set forth in the Disclosure Package, (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company; (b) to the knowledge of the Company, there is no material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company; (c) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any material Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim; (d) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim; and (e) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact that would form a reasonable basis for any such claim.

(v)  Patent Applications. The Company has duly and properly filed or caused to be filed with the U. S. Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities all patent applications owned by the Company (the “Company Patent Applications”). To the knowledge of the Company, the Company has complied with the PTO’s duty of candor and disclosure for the Company Patent Applications and have made no material misrepresentation in the Company Patent Applications. To the Company’s knowledge, the Company Patent Applications disclose patentable subject matters. The Company has not been notified of any inventorship challenges nor has any interference been declared or provoked nor is any material fact known by the Company that would preclude the issuance of patents with respect to the Company Patent Applications or would render such patents, if issued, invalid or unenforceable.

(w)  Intellectual Property Licenses. The Company has not breached or is currently in breach of any provision of any license, contract or other agreement governing the Company’s use of Intellectual Property owned by third parties (collectively, the “Intellectual Property Licenses”) and no third party has alleged any such breach and the Company is unaware of any facts that would form a reasonable basis for such a claim. To the Company’s knowledge, no other party to the Intellectual Property Licenses has breached or is currently in breach of any provision of the Intellectual Property Licenses. Each of the Intellectual Property Licenses is in full force and effect and constitutes a valid and binding agreement between the parties thereto, enforceable in accordance with its terms, and there has not occurred any breach or default under any such Intellectual Property Licenses or any event that with the giving of notice or lapse of time would constitute a breach or default thereunder. Except as would not have a Material Adverse Effect, the Company has not been or is currently involved in any disputes regarding the Intellectual Property Licenses. To the Company’s knowledge, all patents licensed to the Company pursuant to the Intellectual Property Licenses are valid, enforceable and being duly maintained. To the Company’s knowledge, all patent applications licensed to the Company pursuant to the Intellectual Property Licenses are being duly prosecuted.

(x)  FDA Compliance. The Company is in compliance in all material respects with all applicable rules and regulations of the FDA, and all related applicable laws, statutes, ordinances, rules or regulations (including, without limitation, the Federal Food, Drug and Cosmetic Act, as amended and the Good Manufacturing Practice regulations), the enforcement of which, individually or in the aggregate, would not be expected to have a Material Adverse Effect.

(y)  Proposed FDA or PTO Rules. To the Company’s knowledge and except as described in the Prospectus and the Disclosure Package, there are no rulemaking or similar proceedings before the FDA or PTO which affect or involve the Company or any of the products that the Company has developed, is developing or proposes to develop or uses or proposes to use which, if the subject of an action unfavorable to the Company, would have a Material Adverse Effect.

(z)  All Necessary Permits, etc. The Company possesses such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies (“Licenses”) necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such License which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect. The Company is in compliance with the terms of the Licenses (except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect). No registrations, filings, applications, notices, transfers, consents, approvals, audits, qualifications, waivers or other actions of any kind is required by virtue of the execution and delivery of this Agreement, or of the consummation of the Offering and the transactions contemplated hereby (a) to avoid the loss of any such License or any asset, property or right pursuant to the terms thereof, or the violation or breach of any applicable law thereto or (b) to enable the Company to hold and enjoy the same after the Closing Date or any Subsequent Closing Date, as the case may be, in the conduct of its business as conducted prior to the Closing Date (except, in each case, for such registrations, filings, applications, notices, transfers, consents, approvals, audits, qualifications, waivers or other actions the failure to obtain or complete which would not, individually or in the aggregate, have a Material Adverse Effect).

(aa)  Title to Properties. The Company has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(n) above (or elsewhere in the Disclosure Package), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company. The real property, improvements, equipment and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company.

(bb)  Tax Law Compliance. The Company has filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner and has paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings or taxes, assessments, fines or penalties that would not have, individually or in the aggregate, a Material Adverse Effect. The Company has made appropriate provisions in the applicable financial statements referred to in Section 1(n) above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company has not been finally determined.

(cc)  Company Not an “Investment Company”. The Company is not, and after receipt of payment for the Shares and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in each of the Statutory Prospectus and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(dd)  Insurance. The Company is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its business including, but not limited to, policies covering real and personal property owned or leased by the Company against theft, damage, destruction, and acts of vandalism. All policies of insurance and fidelity or surety bonds insuring the Company or its business, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and Company has not been refused any insurance coverage sought or applied for. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

(ee)  [Intentionally Omitted]

(ff)  No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act.

(gg)  Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Statutory Prospectus or the Prospectus that have not been described as required.

(hh)  Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared and (ii) are effective in all material respects to perform the functions for which they were established. The Company has established and maintains (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ii)  [Intentionally Omitted]

(jj)  [Intentionally Omitted]

(kk)  [Intentionally Omitted]

(ll)  [Intentionally Omitted]

(mm)  Compliance with Environmental Laws. Except as otherwise disclosed in the Disclosure Package (i)  the Company is not in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company is in violation of any Environmental Law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) to the best of the Company’s knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Company or against any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) the Company is not subject to any pending or threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $100,000 or more.

(nn)  [Intentionally Omitted]

(oo)  ERISA Compliance. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan (as defined below), determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any member of the Company that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by any member of the Company that could have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (ii) a material increase in the Company’s “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any member of the Company may have any liability.

(pp)  Brokers.  There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(qq)  No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Disclosure Package.

(rr)  [Intentionally Omitted]

(ss)  Subsidiaries. The Company does not have any Subsidiaries (as defined in Rule 405 of the Securities Act). The Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity.

(tt)  [Intentionally Omitted]

(uu)  Statistical and Market Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

B. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder represents, warrants and covenants to each Underwriter as follows:

(a) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of, and is a valid and binding agreement of, such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms.

(b) The Custody Agreement and Power of Attorney. Certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to Continental Stock Transfer & Trust Company, as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule D hereto, and each of them, as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement. Each of the Custody Agreement and the Power of Attorney has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms.

(c) Obligations of the Selling Stockholder. The Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

(d) Title to Shares to be Sold; All Authorizations Obtained. Such Selling Stockholder is, on the Closing Date and on any Subsequent Closing Date, the record and beneficial owner of the Shares to be sold by the Selling Stockholder hereunder free and clear of all liens, encumbrances, equities and claims and has duly indorsed such Shares in blank, and, assuming that the Underwriters purchase such Shares without notice of any adverse claim (within the meaning of Section 8-102(a)(1) of the New York Uniform Commercial Code), upon sale and delivery of, and payment for, such Shares, as provided herein, the Underwriters will own the Shares, free and clear of all liens, encumbrances, equities and claims whatsoever. Such Selling Stockholder has the legal right and power, and all authorizations and approvals required by law and under its organizational documents, if applicable, to enter into this Agreement and the Custody Agreement and its Power of Attorney, to sell, transfer and deliver all of the Shares which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

(e) Delivery of the Shares to be Sold. Delivery of the Shares which are sold by such Selling Stockholder pursuant to this Agreement will pass good and valid title to such Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other claim.

(f) Non-Contravention; No Further Authorizations or Approvals Required. The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement and the Power of Attorney (i) will not conflict with or constitute a breach of, or Default under, any other agreement or instrument to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, and (ii) will not result in any violation of any statute, law, regulation, order or decree applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such Selling Stockholder or its properties. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD.

(g) No Registration or Other Similar Rights. Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Prospectus under “Shares of the Company Eligible for Future Sale” and “Description of the Series A Participating Convertible Preferred Stock-Registration Rights”.

(h) No Further Consents, etc. No consent, approval or waiver is required under any instrument or agreement to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Shares which may be sold by such Selling Stockholder under this Agreement or the consummation by such Selling Stockholder of any of the other transactions contemplated hereby.

(i) Disclosure Made by Such Selling Stockholder in the Prospectus. All information furnished by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement, the Prospectus, the Disclosure Package or any free writing prospectus as defined in Rule 405 of the Securities Act (each, a “Free Writing Prospectus”) or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, as of the Initial Sale Time, and on the Closing Date, and on any Subsequent Closing Date will be, true, correct and complete in all material respects, and as of the Initial Sale Time, and on the Closing Date and any Subsequent Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.

(j) [Intentionally Omitted]

(k) [Intentionally Omitted]

(l) No Free Writing Prospectuses. Such Selling Stockholder has not prepared or had prepared on its behalf or used or referred to, and will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

(m) No Price Stabilization or Manipulation. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(n) [Intentionally Omitted]

Each of the Company and the Selling Stockholders acknowledge that the Underwriters and for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

SECTION 2.   Purchase, Sale and Delivery of the Shares and the Representative’s Warrants.

(a)  The Firm Shares. The Company and each Selling Stockholder agree, severally and not jointly, to sell to the several Underwriters the Firm Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company and each Selling Stockholder that number of Firm Shares (rounded up or down to the newest whole number, as determined by the Representative in its discretion, in order to avoid fractions) obtained by multiplying 1,700,000 shares of Firm Shares in the case of the Company and the number of Firm Shares set forth opposite the name of such Selling Stockholder on Schedule B hereto, in the case of a Selling Stockholder, in each case by a fraction the numerator of which is the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the total number of Firm Shares. The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $[___] per share.

(b)  The Closing Date. Delivery of certificates for the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Mintz Levin Cohn Ferris Glovsky and Popeo, PC, 666 Third Avenue, New York, New York 10017 (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m. New York time, on [____________], or such other time and date not later than 1:30 p.m. New York time, on [____________], as the Representative shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).

(c)  The Optional Shares; the Subsequent Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Selling Stockholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 300,000 Optional Shares from the Selling Stockholders at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder may be exercised at any time and from time to time upon notice by the Representative to the Company and the Selling Stockholders, which notice may be given at any time within 45 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date; and in such case the term “Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and the Optional Shares). Each time and date of delivery, if subsequent to the Closing Date, is called a “Subsequent Closing Date” and shall be determined by the Representative and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Shares are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares and (b) each Selling Stockholder agrees severally and not jointly, to sell the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Shares to be sold as the number of Optional Shares set forth in Schedule B opposite the name of such Selling Stockholder bears to the total number of Optional Shares.

(d)  Public Offering of the Shares. The Representative hereby advises the Company and the Selling Stockholder that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representative, in its sole judgment, has determined is advisable and practicable.

(e)  Payment for the Shares. Payment for the Shares to be sold by the Company shall be made at the Closing Date (and, if applicable, on any Subsequent Closing Date) by wire transfer of immediately available funds to the order of the Company. Payment for the Shares to be sold by the Selling Stockholders shall be made on the Closing Date (and, if applicable, on any Subsequent Closing Date) by wire transfer of immediately available funds to the order of the Custodian.

It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase. Each of Sunrise Securities Corp. and Roth Capital Partners, LLC, individually and not as the Representative of the Underwriters, may, but shall not be obligated to (subject to Section 10 hereof), make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date or any Subsequent Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

Each Selling Stockholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder’s obligations hereunder and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling Stockholder hereunder and to hold such amounts for the account of such Selling Stockholder with the Custodian under the Custody Agreement.

(f)  Delivery of the Shares. Delivery of the Firm Shares and the Optional Shares shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(g)  Delivery of the Representative’s Warrants. On the First Closing Date, the Company will issue and sell the Representative’s Warrants (in the form of, and in accordance with, the provisions of the form of Representative’s Warrant substantially in the form filed as Exhibit 4.3 to the Registration Statement) to the Representative and/or to its designees (limited to officers and partners of the Underwriters, members of the selling group and/or their officers or partners, collectively, “Representative’s Designees”), as set forth in instructions by the Representative to the Company, pursuant to the Representative’s Warrant Agreement that shall be executed and delivered by the Company and the Representative on the First Closing Date. The aggregate purchase price for the Representative’s Warrants is One Hundred Dollars ($100.00). The Representative’s Warrants and the Warrant Shares issuable upon exercise thereof will be restricted from sale, transfer, assignment or hypothecation pursuant to Corporate Financing Rule 2710, except to the Representative’s Designees who agree in writing not to further transfer any Representative’s Warrants or Warrant Shares during such period, unless otherwise permitted by Rule 2710. Payment for the Representative’s Warrants will be made to the Company by check or checks payable to its order on the First Closing Date against delivery of the certificates representing the Representative’s Warrants in accordance with the terms and conditions of the Representative’s Warrant Agreement. The certificates representing the Representative’s Warrants will be in such denominations and such names as the Representative may request prior to the First Closing Date.

(h)  Delivery of Prospectus to the Underwriters. Not later than 10:00 a.m. on the second business day following the date the Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representative shall reasonably request.

SECTION 3.   Covenants.

A. Covenants of the Company. The Company covenants and agrees with each Underwriter as follows:

(a)  Representative’s Review of Proposed Amendments and Supplements. During such period beginning on the Initial Sale Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representative reasonably objects.

(b)  Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representative in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. The Company shall use its best efforts to prevent the issuance of any such stop order or suspension of such use. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c)  Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d)  Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus in order to make the statements therein, in the light of the circumstances when the Disclosure Package or the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representative or counsel for the Underwriters it is otherwise necessary to amend or supplement the Disclosure Package or the Prospectus in order to comply with law, the Company agrees to (i) notify the Representative of any such event or condition and (ii) promptly prepare (subject to Sections 3(a) and 3(e) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Disclosure Package or the Prospectus, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances when the Disclosure Package or the Prospectus is delivered to a purchaser, not misleading or so that the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any other registration statement relating to the Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or prevailing at the time such event or development occurs or condition exists, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)  Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule C hereto. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f)  Copies of any Amendments and Supplements to the Prospectus. The Company shall furnish the Representative, without charge, during the Prospectus Delivery Period, as many copies of each preliminary prospectus, the Disclosure Package, the Prospectus and any amendments and supplements thereto as the Representative may reasonably request.

(g)  Copies of the Registration Statement and the Prospectus. The Company shall furnish to the Representative and counsel for the Underwriters up to five (5) signed copies of the Registration Statement (including exhibits thereto) and, during the Prospectus Delivery Period, as many copies of each preliminary prospectus and the Prospectus and any supplement thereto as the Representative may reasonably request.

(h)  Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or other foreign laws, if applicable, of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation, other than those arising out of the offering or sale of the Shares in any jurisdiction where it is not now so subject. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i)  Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus.

(j)  Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

(k)  Earnings Statement. As soon as practicable, the Company shall make generally available to its security holders and to the Representative an earnings statement (which need not be audited) covering the twelve-month period ending September 30, 2007 that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(l)  Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the Nasdaq Capital Market all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 under the Securities Act.

(m)   Company to Provide Interim Financial Statements. Prior to the Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(n)  Quotation. The Company will use its reasonable best efforts to quote, subject to notice of issuance, the Shares on the Nasdaq Capital Market.

(o)  Agreement Not to Offer or Sell Additional Shares. During the period commencing on the date hereof and ending on the 180th day following the date of the Prospectus, the Company will not, without the prior written consent of Sunrise (which consent may be withheld at the sole discretion of Sunrise), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Shares); provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus. Notwithstanding the foregoing, if (x) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representative and any co-managers and each individual subject to the restricted period pursuant to the lockup letters described in Section 5(l) with prior notice of any such announcement that gives rise to an extension of the restricted period.

(p)  Compliance with Sarbanes-Oxley Act. The Company shall comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(q)  Future Reports to Stockholders. The Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company certified by independent registered public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), make available to its stockholders consolidated summary financial information of the Company for such quarter in reasonable detail.

(r)  Future Reports to the Representative. During the period of three years hereafter the Company will furnish to the Representative at 641 Lexington Avenue, New York, NY 10017; Attention:  Nathan Low: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent registered public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock, in each case only to the extent such documents, reports and communications are not publicly available.

(s)  Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company to register as an investment company under the Investment Company Act.

(t)  No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(u)  Existing Lock-Up Agreement. The Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities in connection with the Company’s initial public offering. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements.

B. Covenants of the Selling Stockholders. Each Selling Stockholder further covenants and agrees with each Underwriter:

(a) Agreement Not to Offer or Sell Additional Shares. Such Selling Stockholder will not, without the prior written consent of the Representative (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or could reasonably be expected to, result in the disposition of), any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under Securities Exchange Act of 1934, as amended) by the undersigned, or publicly announce the undersigned’s intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the Prospectus; provided, however, that the preceding sentence shall not prohibit the sale or other disposition of shares in any open market transaction after the completion of the Offering in which any such shares are sold for $11 or more per share. The foregoing sentence shall not apply to (a) the Common Stock to be sold hereunder, (b) shares of Common Stock transferred pursuant to will, the laws of descent and distribution, or a qualified domestic relations order, (c) shares of Common Stock disposed of as bona fide gifts, and (d) shares of Common Stock transferred to a trust for which such Selling Shareholder is a trustee and/or beneficiary; provided, however, that any shares of Common Stock transferred pursuant to items (b), (c) and (d) of this paragraph shall be subject to the same 180-day restriction period and prior to such transfer the transferor thereof shall deliver to the Representative the written agreement of the transferee to be bound by such restrictions. Notwithstanding the foregoing, if (x) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representative and any co-managers and each individual subject to the restricted period pursuant to the lockup letters described in Section 5(m) with prior notice of any such announcement that gives rise to an extension of the restricted period.

(b) Delivery of Forms W-8 and W-9. Such Selling Stockholder shall deliver to the Representatives prior to the Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States Person).

(c) Notification of Material Changes. During the Prospectus Delivery Period, such Selling Stockholder will advise the Representative and the Company promptly, and if requested by the Representative or the Company, will confirm such advice in writing, of (i) any Material Adverse Change, (ii) any change in information in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto relating to such Selling Stockholder or (iii) any new material information relating to the Company or relating to any matter stated in the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto which comes to the attention of such Selling Stockholder.

The Representative, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company or any Selling Stockholder of any one or more of the foregoing covenants or extend the time for their performance.

C. Covenant of the Underwriters. Each Underwriter agrees that, unless it obtains the prior written consent of the Company, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise (without taking into account any approval, authorization, use or reference to such Free Writing Prospectus by the Company) constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Company hereto shall be deemed to have been given in respect of any Free Writing Prospectuses included in Schedule C hereto. Any such Free Writing Prospectus consented to by the Company is included in the definition of Permitted Free Writing Prospectus and will be treated by the Company as an Issuer Free Writing Prospectus.

SECTION 4.  Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares by the Company to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent registered public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representative, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the fees and expenses of counsel for the Underwriters in connection with, the NASD’s review and approval of the Underwriters’ participation in the offering and distribution of the Shares, (viii) the fees and expenses associated with quotation of the Common Stock on the Nasdaq Capital Market, (ix) all transportation and other expenses incurred in connection with presentations to prospective purchasers of the Shares, and (x) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement.  Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

In addition to the Company’s responsibility for payment of the foregoing expenses, the Company shall pay to the Representative a non-accountable expense allowance (the "Non-Accountable Expense Allowance") equal to three percent (3%) of the gross proceeds of the offering of the Firm Shares. The Representative hereby acknowledges prior receipt from the Company of Seventy-Five Thousand Dollars ($75,000), which amount shall be applied to the Non-Accountable Expense Allowance due when, and if, such offering is closed. The balance of the Non-Accountable Expense Allowance due shall be paid at the First Closing Date and any Second Closing Date, as applicable. Notwithstanding the foregoing, in the event the offering is terminated, the Representative will not be entitled to retain or receive more than an amount equal to its actual accountable out-of-pocket expenses and shall reimburse the Company for the remainder, if any.

The Selling Stockholders further agree to pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement which are not otherwise specifically provided for herein, including, but not limited to, (i) fees and expenses of counsel and other advisors for such Selling Stockholders, (ii) fees and expenses of the Custodian and (iii) expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholders to the Underwriters hereunder (which taxes, if any, may be deducted by the Custodian under the provisions of Section 2 of this Agreement).

SECTION 5.   Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Shares as provided herein on the Closing Date and, with respect to the Optional Shares, any Subsequent Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and, with respect to the Optional Shares, as of any Subsequent Closing Date as though then made, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the timely performance by the Company and the Selling Stockholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

(a)  Accountants’ Comfort Letter. On the date hereof, the Representative shall have received from Meaden & Moore, Ltd., independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, the form of which is attached as Exhibit A.

(b)  Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the Closing Date and, with respect to the Optional Shares, any Subsequent Closing Date:

(i)  the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective;

(ii)  no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

(iii)  the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)  No Material Adverse Change. For the period from and after the date of this Agreement and prior to the Closing Date and, with respect to the Optional Shares, any Subsequent Closing Date:

(i)  in the judgment of the Representative there shall not have occurred any Material Adverse Change; and

(ii)  there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (a) of this Section 5 which is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement and the Prospectus.

(d)  Opinion of Counsel for the Company. On each of the Closing Date and any Subsequent Closing Date, the Representative shall have received the favorable opinion of Katten Muchin Rosenman LLP, counsel for the Company, dated as of such closing date, the form of which is attached as Exhibit B.

(e)  [Intentionally Omitted]

(f)  Opinion of Special Patent Counsel for the Company. On each of the Closing Date and any Subsequent Closing Date, the Representative shall have received the opinion of Marshall, Gerstein & Borun LLP, special patent counsel for the Company, dated as of such closing date, the form of which is attached as Exhibit C.

(g)  Opinion of Counsel for the Underwriters. On each of the Closing Date and any Subsequent Closing Date, the Representative shall have received the favorable opinion of Mintz Levin Cohn Ferris Glovsky and Popeo, PC, counsel for the Underwriters, dated as of such closing date, in form and substance satisfactory to, and addressed to, the Representative, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h)  Officers’ Certificate. On each of the Closing Date and any Subsequent Closing Date, the Representative shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such closing date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and any amendment or supplement thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsections (b) and (c)(iii) of this Section 5, and further to the effect that:

(i)  for the period from and after the date of this Agreement and prior to such closing date, there has not occurred any Material Adverse Change;

(ii)  the representations and warranties of the Company set forth in Section 1 of this Agreement are true and correct on and as of such closing date with the same force and effect as though expressly made on and as of such closing date; and

(iii)  the Company has complied with all of the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such closing date.

(i)  Bring-down Comfort Letter. On each of the Closing Date and any Subsequent Closing Date, the Representative shall have received from Meaden & Moore, Ltd., independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that it reaffirms the statements made in the letter furnished by it pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or Subsequent Closing Date, as the case may be.

(j)  Opinion of Counsel for the Selling Stockholders. On each of the Closing Date and any Subsequent Closing Date, the Representative shall have received an opinion of Troutman Sanders LLP, counsel for the Selling Stockholders, dated as of such Closing Date, the form of which is attached as Exhibit D.

(k)   Selling Stockholders’ Certificate. On each of the Closing Date and any Subsequent Closing Date, the Representative shall have received a written certificate executed by the Attorney-in-Fact of each Selling Stockholder, dated as of such Closing Date, to the effect that:

(i) the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, and that the representations and warranties of such Selling Stockholder set forth in Section 1(B) of this Agreement are true and correct on and as of the Closing Date with the same force and effect as though expressly made by such Selling Stockholder on and as of such Closing Date; and

(ii) such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to such Closing Date.

(l)  Selling Stockholders’ Documents. On the date hereof, the Company and the Selling Stockholders shall have furnished for review by the Representative copies of the Powers of Attorney and Custody Agreements executed by each of the Selling Stockholders and such further information, certificates and documents as the Representative may reasonably request.

(m)   Lock-Up Agreement from Securityholders of the Company Other Than Selling Stockholders. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement in the form of Exhibit E hereto from each director, officer and each beneficial owner of Common Stock (as defined and determined according to Rule 13d-3 under the Exchange Act, except that a one hundred eighty day period shall be used rather than the sixty day period set forth therein), and such agreement shall be in full force and effect on each of the Closing Date and any Subsequent Closing Date.

(n)  Listing of Shares. The Common Stock shall have been authorized for quotation on the Nasdaq Capital Market, and satisfactory evidence of such actions shall have been provided to the Representative.

(o)  Qualified Independent Underwriter Letter. The Company and the Representative shall have received from the QIU a letter, dated as of the Closing Date and in form and substance satisfactory to the Representative that:

(i)  Such QIU constitutes a “qualified independent underwriter” within the meaning of Rule 2720(b)(15);

(ii)  Such QIU has participated in the preparation of the Registration Statement and the Prospectus and has exercised the usual standards of “due diligence” in respect thereto;

(iii)  Such QIU has undertaken the legal responsibilities and liabilities of an underwriter under the Securities Act specifically including those inherent in Section 11 thereof; and

(iv)  Such QIU recommends, as of the date of the execution and delivery of this Agreement, a maximum initial public offering price of [$_____] for each Firm Share.

(p)  Representative’s Warrants. The Company shall have issued the Representative’s Warrants in accordance with Section 2(g) hereof.

(q)  Additional Documents. On or before each of the Closing Date and any Subsequent Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company and the Selling Stockholders at any time on or prior to the Closing Date and, with respect to the Optional Shares, at any time prior to the applicable Subsequent Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 6.  Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 5, Section 7, Section 10 or Section 11, or if the sale to the Underwriters of the Shares on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company or the Selling Stockholders agrees to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all actual, accountable out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Shares, including, but not limited to, fees and disbursements of counsel, printing and duplicating expenses, travel expenses, postage, facsimile and telephone charges; provided, however, in the event such reimbursable expenses exceed $50,000 in the aggregate, any reimbursable expenses thereafter shall be subject to the Company’s prior approval. All such expenses paid by the Company in accordance with Section 6 shall be credited against the Non-Accountable Expense Allowance.

SECTION 7.  Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representative of the effectiveness of the Registration Statement under the Securities Act.

Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Sections 4 and 6 hereof or (b) of any Underwriter to the Company.

SECTION 8.   Indemnification.

(a)  Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus, the Statutory Prospectus or the Prospectus (or any amendment or supplement thereto) [or any prospectus wrapper material distributed in [foreign jurisdiction]] [If applicable], or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representative) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees and agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus, the Statutory Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company and the Selling Stockholders may otherwise have.

(b)  Indemnification by the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act, each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus, the Statutory Prospectus, or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholders expressly for use therein and to reimburse each Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representative) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees and agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Shares sold by such Selling Stockholder hereunder. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Selling Stockholders may otherwise have.

(c)  Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers, the Selling Stockholders and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus, the Statutory Prospectus, or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use therein; and to reimburse the Company, or any such Selling Stockholder, or any such director, officer, or controlling person for any legal and other expense reasonably incurred by the Company, or any such Selling Stockholder, or any such director, officer, or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and each of the Selling Stockholder hereby acknowledge that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in [(i) the fourth paragraph and (ii) the fifth and sixth paragraphs immediately following the table] in each case under the caption “Underwriting” in the Prospectus. The indemnity agreement set forth in this Section 8(c) shall be in addition to any liabilities that each Underwriter may otherwise have.

(d)  Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a), (b) or (c) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by the Representative in the case of Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(e)  Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(f)  Indemnification of the QIU. Without limitation and in addition to its obligation under the other subsections of this Section 8, the Company agrees to indemnify and hold harmless the QIU, its officers and employees and each person, if any, who controls the QIU within the meaning of the Securities Act or the Exchange Act from and against any loss, claim, damage, liabilities or expense, as incurred, arising out of or based upon the QIU’s acting as a “qualified independent underwriter” (within the meaning of Rule 2720 of the NASD’s Conduct Rules) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified person for any legal or other expense reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense results from the gross negligence or willful misconduct of the QIU.

SECTION 9.  Contribution. If the indemnification provided for in Section 8 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Shares as set forth on such cover. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company or the Selling Stockholders, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(d) for purposes of indemnification.

The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

SECTION 10.  Default of One or More of the Several Underwriters. If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representative or the Company shall have the right to postpone the Closing Date or a Subsequent Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 11.   Termination of this Agreement. Prior to the Closing Date this Agreement may be terminated by the Representative by notice given to the Company and the Selling Stockholders if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq Capital Market, or trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company or the Selling Stockholders to any Underwriter, except that the Company and the Selling Stockholders shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Sections 4 and 6 hereof or (b) any Underwriter to the Company or the Selling Stockholder.

SECTION 12.   No Advisory or Fiduciary Responsibility. Each of the Company and the Selling Stockholders acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other hand, and the Company and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Selling Stockholders or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or the Selling Stockholders with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholders on other matters) and no Underwriter has any obligation to the Company or the Selling Stockholders with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Stockholders and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Selling Stockholders have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company and the Selling Stockholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Selling Stockholders may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 13.  Representations and Indemnities to Survive Delivery. The respective indemnities, representations, warranties and other statements of the Company, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the QIU, the officers or employees of any Underwriter or the QIU, or the Company, the officers or employees of the Company, or any person controlling the Company, any Selling Stockholder or any person controlling such Selling Stockholder, as the case may be or (B) acceptance of the Shares and payment for them hereunder and (ii) will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

SECTION 14.  Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative:

Sunrise Securities Corp.
641 Lexington Avenue
New York, New York 10022
Facsimile: (212) 750-7277
Attention: Nathan Low

Roth Capital Partners, LLC
24 Corporate Plaza Drive
Newport Beach, California 92660
Facsimile:
Attention: John Dalfonsi

with a copy to:

Mintz Levin Cohn Ferris Glovsky and Popeo, PC
666 Third Avenue
New York, New York 10017
Facsimile: (212) 983-3115
Attention: Kenneth R. Koch, Esq.

If to the Company:

Cleveland BioLabs, Inc.
11000 Cedar Ave., Suite 290
Cleveland, Ohio 44106
Facsimile: (216) 229-2251
Attention: Dr. Michael Fonstein

with a copy to:

Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661
Facsimile: (312) 902-1061
Attention: Ram Padmanabhan, Esq.

If to the Selling Stockholders:

Sunrise Equity Partners
641 Lexington Avenue
25th Floor
New York, New York 10022

with a copy to:

Troutman Sanders LLP
405 Lexington Avenue
New York, New York 10174
Facsimile: (212) 704-5950
Attention: Henry Rothman, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 15.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of (i) the Company, its directors, any person who controls the Company within the meaning of the Securities Act and the Exchange Act and any officer of the Company, (ii) the Selling Stockholders, (iii) the Underwriters, the officers, directors, employees and agents of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act, (iv) the QIU, the QIU’s officers, directors, employees and agents, and each person, if any, who controls the QIU within the meaning of the Securities Act and the Exchange Act, and (v) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

SECTION 16.  Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 17.  Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

SECTION 18.  Failure of One or More of the Selling Stockholders to Sell and Deliver Shares. If one or more of the Selling Stockholders (other than such Selling Stockholders affiliated with or related to the Underwriters) shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholders at the Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representative to the Company and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Section 4, Section 6, Section 8 and Section 9 hereof, the Company or the Selling Stockholders, or (ii) purchase the Shares which the Company and other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholders pursuant to this Agreement at the Closing Date or any Subsequent Closing Date, then the Underwriters shall have the right, by written notice from the Representative to the Company and the Selling Stockholders, to postpone the Closing Date or such Subsequent Closing Date, as the case may be, but in no event for longer than seven business days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

SECTION 19.  General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Custodian the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

CLEVELAND BIOLABS, INC.

By:
[Name] [Title]

[ATTORNEY-IN-FACT FOR THE SELLING STOCKHOLDERS]

By:
[Name] [Title]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

SUNRISE SECURITIES CORP.
Acting as Representative of the
several Underwriters named in
the attached Schedule A.

By:

Name: Nathan Low
Title: President

ROTH CAPITAL PARTNERS, LLC
Acting as Representative of the
several Underwriters named in
the attached Schedule A.

By:__________________________________
Name: John Dalfonsi
Title: Managing Director

SCHEDULE A

Underwriters	Number of Firm Shares to be Purchased
Sunrise Securities Corp.	[___]
Roth Capital Partners, LLC	[___]
Maxim Group LLC	[___]
[___]	[___]

Total	[___]

Sch. A-1

SCHEDULE B

Selling Stockholders	Number of Firm Shares to be Sold	Number of Optional Shares to be Sold

Sch. B-1

SCHEDULE C

Schedule of Free Writing Prospectuses Included in the Disclosure Package

Sch. C-1

SCHEDULE D

Persons Named Attorneys-in-Fact

Sch. D-1